Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FIRST QUARTER 2007 DILUTED EPS OF $0.24,

DOMESTIC UNIT GROWTH OF 4.5%

Company Opens First Cambria Suites Hotel in Boise, Idaho

SILVER SPRING, Md. (April 25, 2007) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the first quarter 2007:

•

Diluted earnings per share (“EPS”) for first quarter 2007 were $0.24 compared to $0.26 in the same period of the prior year. Operating income for first quarter 2007 was $27.4 million compared to $30.1 million for first quarter 2006. First quarter 2007 results include termination benefits expense totaling $3.7 million (approximately $0.03 diluted EPS) resulting from previously announced separations of certain executive officers.

•

Earnings before interest, taxes and depreciation (“EBITDA”) were $29.5 million for first quarter 2007, including the termination benefits expense described above, compared to $32.4 million for first quarter 2006.

•	Domestic unit growth increased 4.5 percent in first quarter 2007.

•

Domestic system-wide revenue per available room (RevPAR) increased 1.4% for the first quarter of 2007 compared to 9.4% for the first quarter of 2006. The first quarter 2006 RevPAR results include the Hurricane Katrina-induced favorable impact on property-level performance in the southern regions of the United States. Domestic RevPAR for the company’s mid-market brands (Comfort Inn, Comfort Suites and Sleep Inn) increased approximately 4% for the first quarter of 2007, with average daily rate increasing 5% for those brands.

•	Executed 111 new domestic hotel franchise contracts with new construction contracts comprising 37% of executed agreements.

•

The number of domestic hotels under construction, awaiting conversion or approved for development increased 28% to 833 hotels representing 64,078 rooms; the worldwide pipeline increased 25% to 903 hotels representing 70,541 rooms.

•	Six domestic hotel franchise contracts were executed for the Cambria Suites brand during the first quarter of 2007, bringing the total to 49 executed since the brand introduction in early 2005.

•	Franchising revenues increased 5% and total revenues increased 6% for first quarter 2007 compared to the same period of the prior year.

•

Franchising margins for the three months ended March 31, 2007 were 51.0% compared to 59.1% for the first quarter of 2006. First quarter 2007 franchising margin reflects the impact of the $3.7 million of termination benefits described above and the commencement of direct franchising operations in continental Europe.

•

The company purchased approximately 0.5 million shares of its common stock at an average price of $37.72 for a total cost of $17.8 million under its share repurchase program during the first quarter 2007.

“During our first quarter, we were very pleased with our net domestic unit growth and the continued significant interest in our Cambria Suites brand among hotel developers,” said Charles A. Ledsinger, Jr., vice chairman and chief executive officer. “We recently surpassed the 50-contract milestone for the Cambria Suites brand, with the execution of franchise agreements to build two hotels in Toronto, the brand’s first international properties. Across our entire family of brands, we see tremendous opportunities for growth in 2007. Additionally, we remain committed to returning value to our shareholders through a combination of share repurchases and dividends.”

Items Affecting Comparability

Fourth Quarter 2006 Acquisition of Continental Europe Franchising Operations

During the fourth quarter of 2006, the company terminated the master franchising agreement covering continental Europe and acquired the direct franchising operations in this region from the former master franchisor. As a result of the acquisition, franchising revenues and selling, general and administrative costs for the three months ended March 31, 2007 increased approximately $0.7 million and $0.9 million, respectively, compared to first quarter 2006.

Outlook for 2007

The company’s second quarter 2007 diluted EPS is expected to be $0.41. The company expects full year 2007 diluted EPS of $1.61. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for full-year 2007 is expected to be approximately $187.5 million. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 4% in 2007;

•	RevPAR is expected to increase approximately 3.5% for second quarter 2007 and approximately 4% for full-year 2007;

•	The effective royalty rate is expected to increase 3 basis points for full-year 2007;

•	All figures assume the existing share count and an effective tax rate of 36.7% for second quarter 2007 and 36% for full year 2007;

•	All figures assume approximately $3.7 million ($0.03 diluted EPS) of termination benefits expense resulting from the previously announced separations of certain executive officers.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders, primarily through share repurchases and dividends.

For the three months ended March 31, 2007, the company paid $9.9 million of cash dividends to shareholders. The annual dividend rate per common share is $0.60.

For the three months ended March 31, 2007, the company purchased approximately 0.5 million shares of its common stock at an average price of $37.72 for a total cost of $17.8 million under its share repurchase program. The company has authorization to purchase up to an additional 4.6 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 34.1 million shares of its common stock for a total cost of $729.7 million through March 31, 2007. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 67.1 million shares under the share repurchase program at an average price of $10.87 per share.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Thursday, April 26, 2007 at 10:00 a.m. EDT to discuss the company’s first quarter results. The call-in number to listen to the call is 1-888-400-7916. International callers should dial 703-925-2612. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com beginning at 1:30 p.m. EDT on April 26 and will be available through May 26 by calling 1-800-475-6701, access code 869362. International callers should dial 320-365-3844 and enter access code 869362.

About Choice Hotels

Choice Hotels International franchises more than 5,400 hotels, representing more than 440,000 rooms, in the United States and 39 countries and territories. As of March 31, 2007, 833 hotels are under development in the United States, representing 64,078 rooms, and an additional 70 hotels, representing 6,463 rooms, are under development in more than 15 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotel brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. The company’s Form 10-K for the year ended December 31, 2006 details some of the important risk factors that you should review.

Statement Concerning Non-GAAP Financial Measurements

Franchising revenues, franchising margins, and EBITDA are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues, operating income, and operating margins. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release that reconcile these measures to the comparable GAAP measurement.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

(301) 706-9996 (cell)

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2007 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
			Variance
(In thousands, except per share amounts)	2007	2006	$	%
REVENUES:
Royalty fees	$43,328	$39,864	$3,464	9%
Initial franchise and relicensing fees	4,931	5,643	(712)	(13)%
Brand solutions	2,986	2,782	204	7%
Marketing and reservation	62,041	57,976	4,065	7%
Hotel operations	1,096	980	116	12%
Other	1,801	2,173	(372)	(17)%

Total revenues	116,183	109,418	6,765	6%

OPERATING EXPENSES:

Selling, general and administrative	23,900	18,275	5,625	31%
Depreciation and amortization	2,115	2,349	(234)	(10)%
Marketing and reservation	62,041	57,976	4,065	7%
Hotel operations	741	745	(4)	(1)%

Total operating expenses	88,797	79,345	9,452	12%

Operating income	27,386	30,073	(2,687)	(9)%

OTHER INCOME AND EXPENSES:
Interest expense	2,997	4,040	(1,043)	(26)%
Interest and other investment income	(601)	(704)	103	(15)%
Equity in net income of affiliates	(194)	(258)	64	(25)%

Total other income and expenses, net	2,202	3,078	(876)	(28)%

Income before income taxes	25,184	26,995	(1,811)	(7)%
Income taxes	8,869	9,330	(461)	(5)%

Net income	$16,315	$17,665	$(1,350)	(8)%

Weighted average shares outstanding-basic	65,782	64,781

Weighted average shares outstanding-diluted	67,048	66,728

Basic earnings per share	$0.25	$0.27	$(0.02)	(7)%

Diluted earnings per share	$0.24	$0.26	$(0.02)	(8)%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands)	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$35,380	$35,841
Accounts receivable, net	37,406	41,694
Deferred income taxes	3,060	1,790
Other current assets	6,930	7,757

Total current assets	82,776	87,082
Fixed assets and intangibles, net	143,770	144,124
Receivable — marketing fees	12,172	6,662
Investments, employee benefit plans, at fair value	35,415	31,529
Other assets	31,137	33,912

Total assets	$305,270	$303,309

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current portion of long-term debt	$146	$146
Other current liabilities	137,852	139,645

Total current liabilities	137,998	139,791
Long-term debt	184,370	172,390
Deferred compensation & retirement plan obligations	39,687	40,101
Other liabilities	13,704	13,407

Total liabilities	375,759	365,689

Total shareholders’ deficit	(70,489)	(62,380)

Total liabilities and shareholders’ deficit	$305,270	$303,309

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Three months ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$16,315	$17,665

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,115	2,349
Provision for bad debts	(570)	(409)
Non-cash stock compensation and other charges	4,698	3,369
Non-cash interest and other income	(319)	(505)
Dividends received from equity method investees	295	169
Equity in net income of affiliates	(194)	(258)

Changes in assets and liabilities, net of acquisitions:
Receivables	4,995	3,231
Receivable—marketing and reservation fees, net	(7,131)	(8,319)
Accounts payable	(1,046)	5,785
Accrued expenses and other	(11,502)	(8,665)
Income taxes payable	3,914	708
Deferred income taxes	299	1,799
Deferred revenue	2,586	2,450
Other assets	897	808
Other liabilities	5,101	4,275

NET CASH PROVIDED BY OPERATING ACTIVITIES	20,453	24,452

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(3,020)	(1,193)
Acquisitions, net of cash acquired	(343)	—
Purchases of investments	(4,496)	(4,353)
Proceeds from sales of investments	961	859
Issuance of notes receivable	(131)	(649)
Collection of notes receivable	306	190
Other items, net	(300)	(228)

NET CASH USED IN INVESTING ACTIVITIES	(7,023)	(5,374)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(36)	(37)
Net (repayments) borrowings pursuant to revolving credit facility	12,000	(14,800)
Excess tax benefits from stock-based compensation	1,362	5,050
Purchase of treasury stock	(19,001)	(1,277)
Dividends paid	(9,895)	(8,436)
Proceeds from exercise of stock options	1,679	3,437

NET CASH USED IN FINANCING ACTIVITIES	(13,891)	(16,063)

Net change in cash and cash equivalents	(461)	3,015
Cash and cash equivalents at beginning of period	35,841	16,921

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$35,380	$19,936

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Three Months Ended March 31, 2007			For the Three Months Ended March 31, 2006			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$70.59	51.2%	$36.11	$67.12	51.7%	$34.70	5.2%	-50	bps	4.1%
Comfort Suites	83.28	56.8%	47.29	79.18	58.8%	46.58	5.2%	-200	bps	1.5%
Sleep	64.17	51.9%	33.28	62.00	51.8%	32.14	3.5%	10	bps	3.5%

Midscale without Food & Beverage	72.46	52.4%	37.98	68.98	53.1%	36.63	5.0%	-70	bps	3.7%

Quality	63.45	43.4%	27.54	61.79	44.9%	27.77	2.7%	-150	bps	(0.8)%
Clarion	73.84	41.3%	30.48	76.25	42.5%	32.44	(3.2)%	-120	bps	(6.0)%

Midscale with Food & Beverage	65.95	42.9%	28.27	65.29	44.3%	28.95	1.0%	-140	bps	(2.3)%

Econo Lodge	49.42	39.2%	19.36	48.54	39.0%	18.92	1.8%	20	bps	2.3%
Rodeway	47.67	38.5%	18.37	46.80	39.0%	18.23	1.9%	-50	bps	0.8%

Economy	49.06	39.0%	19.15	48.23	39.0%	18.80	1.7%	0	bps	1.9%

MainStay	65.90	58.2%	38.35	65.31	57.0%	37.23	0.9%	120	bps	3.0%
Suburban	38.67	63.6%	24.59	36.97	69.3%	25.63	4.6%	-570	bps	(4.1)%

Extended Stay	44.11	62.4%	27.54	41.64	66.9%	27.88	5.9%	-450	bps	(1.2)%

Total Domestic System	$66.18	47.6%	$31.52	$63.85	48.7%	$31.08	3.6%	-110	bps	1.4%

	For the Quarter Ended
	3/31/2007	3/31/2006
System-wide effective royalty rate	4.14%	4.07%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	March 31, 2007		March 31, 2006		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,421	110,980	1,418	111,032	3	(52)	0.2%	(0.0)%
Comfort Suites	442	34,649	415	32,666	27	1,983	6.5%	6.1%
Sleep	330	24,772	322	24,384	8	388	2.5%	1.6%

Midscale without Food & Beverage	2,193	170,401	2,155	168,082	38	2,319	1.8%	1.4%

Quality	757	74,036	670	66,657	87	7,379	13.0%	11.1%
Clarion	161	23,881	151	23,157	10	724	6.6%	3.1%

Midscale with Food & Beverage	918	97,917	821	89,814	97	8,103	11.8%	9.0%

Econo Lodge	812	49,202	818	50,144	(6)	(942)	(0.7)%	(1.9)%
Rodeway	240	14,930	185	11,387	55	3,543	29.7%	31.1%

Economy	1,052	64,132	1,003	61,531	49	2,601	4.9%	4.2%

MainStay	30	2,237	27	2,047	3	190	11.1%	9.3%
Suburban	61	8,088	64	8,460	(3)	(372)	(4.7)%	(4.4)%

Extended Stay	91	10,325	91	10,507	—	(182)	0.0%	(1.7)%

Domestic Franchises	4,254	342,775	4,070	329,934	184	12,841	4.5%	3.9%
International Franchises	1,152	98,481	1,168	98,456	(16)	25	(1.4)%	0.0%

Total Franchises	5,406	441,256	5,238	428,390	168	12,866	3.2%	3.0%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Three Months Ended March 31, 2007			For the Three Months Ended March 31, 2006			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	5	3	8	15	13	28	(67)%	(77)%	(71)%
Comfort Suites	14	1	15	12	—	12	17%	NM	25%
Sleep	8	—	8	3	—	3	167%	NM	167%

Midscale without Food & Beverage	27	4	31	30	13	43	(10)%	(69)%	(28)%

Quality	1	35	36	2	25	27	(50)%	40%	33%
Clarion	2	6	8	1	9	10	100%	(33)%	(20)%

Midscale w/ Food & Beverage	3	41	44	3	34	37	0%	21%	19%

Econo Lodge	1	13	14	—	9	9	NM	44%	56%
Rodeway	—	11	11	—	15	15	NM	(27)%	(27)%

Economy	1	24	25	—	24	24	NM	0%	4%

MainStay	—	—	—	2	1	3	(100)%	(100)%	(100)%
Suburban	4	1	5	3	—	3	33%	NM	67%

Extended Stay	4	1	5	5	1	6	(20)%	0%	(17)%

Cambria Suites	6	—	6	10	—	10	(40)%	NM	(40)%

Total Domestic System	41	70	111	48	72	120	(15)%	(3)%	(8)%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING

CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	March 31, 2007 Units			March 31, 2006 Units			Variance
							Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	35	120	155	46	95	141	(11)	-24%	25	26%	14	10%
Comfort Suites	3	232	235	2	181	183	1	50%	51	28%	52	28%
Sleep Inn	—	123	123	—	86	86	—	NM	37	43%	37	43%

Midscale without Food & Beverage	38	475	513	48	362	410	(10)	-21%	113	31%	103	25%

Quality	74	9	83	61	11	72	13	21%	(2)	-18%	11	15%
Clarion	13	4	17	18	5	23	(5)	-28%	(1)	-20%	(6)	-26%

Midscale with Food & Beverage	87	13	100	79	16	95	8	10%	(3)	-19%	5	5%

Econo Lodge	45	5	50	28	7	35	17	61%	(2)	-29%	15	43%
Rodeway	57	2	59	44	—	44	13	30%	2	NM	15	34%

Economy	102	7	109	72	7	79	30	42%	—	0%	30	38%

MainStay	—	30	30	1	32	33	(1)	-100%	(2)	-6%	(3)	-9%
Suburban	5	27	32	1	12	13	4	400%	15	125%	19	146%

Extended Stay	5	57	62	2	44	46	3	150%	13	30%	16	35%

Cambria Suites	—	49	49	—	23	23	—	NM	26	113%	26	113%

	232	601	833	201	452	653	31	15%	149	33%	180	28%

EXHIBIT 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended March 31,
(dollar amounts in thousands)	2007	2006
Franchising Revenues:
Total Revenues	$116,183	$109,418
Adjustments:
Marketing and reservation revenues	(62,041)	(57,976)
Hotel Operations	(1,096)	(980)

Franchising Revenues	$53,046	$50,462

Franchising Margins:

Operating Margin:

Total Revenues	$116,183	$109,418
Operating Income*	$27,386	$30,073

Operating Margin	23.6%	27.5%

Franchising Margin:

Franchising Revenues	$53,046	$50,462

Operating Income*	$27,386	$30,073
Less: Hotel Operations	355	235

	$27,031	$29,838

Franchising Margins*	51.0%	59.1%

EBITDA Reconciliation

(in millions)	Q1 2007 Actuals	Q1 2006 Actuals	Full-Year 2007 Outlook
Operating Income (per GAAP)*	$27.4	$30.1	$178.0
Depreciation and amortization	2.1	2.3	9.5

Earnings before interest, taxes, depreciation & amortization (non-GAAP) (“EBITDA”)*	$29.5	$32.4	$187.5

*	2007 Franchising margins, operating income and EBITDA include approximately $3.7 million of severance costs related to the previously announced termination of certain executive officers.